Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545, 333-234317, and 333-268129 on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Big 5 Sporting Goods Corporation and the effectiveness of Big 5 Sporting Goods Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 28, 2024